Exhibit 4

                          REGISTRATION RIGHTS AGREEMENT

                                      among

                           PARAGON TRADE BRANDS, INC.

                            PTB ACQUISITION COMPANY,

                          CO-INVESTMENT PARTNERS, L.P.

                       ONTARIO TEACHERS PENSION PLAN BOARD

                                       and

                           CERTAIN OTHER SHAREHOLDERS

                       ----------------------------------

                          Dated as of January 28, 2000

                       ----------------------------------
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                       TABLE OF CONTENTS

                                                          Page

1.    Definitions............................................1

2.    Securities Subject to this Agreement...................3
      (a)   Registrable Securities...........................3
      (b)   Holders of Registrable Securities................3

3.    Demand Registration....................................4
      (a)   Wellspring Request for Demand Registration.......4
      (b)   CIP and Ontario Requests for Demand Registration.5
      (c)   Piggy-Back Rights of Other Holders; Demand
            Registrations....................................5
      (d)   Effective Demand Registration....................6
      (e)   Expenses.........................................6
      (f)   Underwriting Procedures..........................6
      (g)   Selection of Underwriters........................7

4.    Piggy-Back Registration................................7
      (a)   Piggy-Back Rights................................7
      (b)   Piggy-Back Rights of Other Holders for Company
            Registrations....................................8
      (c)   Registration Procedure for Piggy-Back
            Registrations....................................9
      (d)   Expenses.........................................9

5.    Holdback Agreements....................................9
      (a)   Restrictions on Public Sale by Holders...........9
      (b)   Restrictions on Public Sale by the Company.......9

6.    Registration Procedures...............................10
      (a)   Obligations of the Company......................10
      (b)   Seller Information..............................13
      (c)   Notice to Discontinue...........................13

7.    Registration Expenses.................................14

8.    Indemnification; Contribution.........................14
      (a)   Indemnification by the Company..................14
      (b)   Indemnification by Holders......................15
      (c)   Conduct of Indemnification Proceedings..........15
      (d)   Contribution....................................16

9.    Rule 144; Other Exemptions............................17

10.   Miscellaneous.........................................17
      (a)   Recapitalizations, Exchanges, etc...............17
      (b)   No Inconsistent Agreements; Other Registration
            Rights..........................................17
      (c)   Remedies........................................18
      (d)   Amendments and Waivers..........................18
      (e)   Notices.........................................18
      (f)   Successors and Assigns..........................20
      (g)   Counterparts....................................20
      (h)   Headings........................................20

      (i)   Governing Law...................................20
      (j)   Jurisdiction....................................20
      (k)   Severability....................................21
      (l)   Rules of Construction...........................21
      (m)   Entire Agreement................................21
      (n)   Further Assurances..............................21
      (o)   Other Shareholders..............................21

                          REGISTRATION RIGHTS AGREEMENT

            REGISTRATION RIGHTS AGREEMENT, dated as of January 28, 2000, among Paragon Trade Brands, Inc., a Delaware corporation (the "Company"), PTB Acquisition Company, LLC, a Delaware limited liability company affiliated with Wellspring Capital Management LLC ("Wellspring"), Co-Investment Partners, L.P., a Delaware limited partnership ("CIP"), Ontario Teachers Pension Plan Board, a non- share capital corporation continued under the Teachers' Pension Act. R.S.O., 1990 Chapter T.1 ("Ontario") and each other Person that hereafter becomes a signatory hereto as contemplated by Section 10(o) hereof (each, an "Other Shareholder;" each of the Other Shareholders, Wellspring, CIP and Ontario, are referred to as the "Parties"; and the Parties other than Wellspring are referred to as the "Non-Wellspring Parties").

            This Agreement is made in connection with (i) the Stock Purchase Agreement, dated as of November 16, 1999, by and between the Company and Wellspring (the "Purchase Agreement") and (ii) the Shareholders' Agreement, of even date herewith, among the Company, Wellspring, CIP and Ontario (the "Shareholders' Agreement"). In order to induce the Parties to acquire the Common Stock pursuant to the Purchase Agreement, the Company has agreed to provide registration rights with respect to the Registrable Securities (as hereinafter defined) as set forth in this Agreement.

            The parties hereby agree as follows:

            1. Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

                "Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated hereunder.

                "Approved Underwriter" has the meaning assigned such term in
Section 3(g).

                "Approved Underwriter Amount" has the meaning assigned such term in Section 3(f).

                "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

                "Coinvestor Demand Registration" has the meaning assigned to such term in Section 3(b).

                "Common Stock" means the common stock of the Company.

                "Company Underwriter" has the meaning assigned such term in
Section 4(a).
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                                                                               2

                "Demand Registration" means a Wellspring Demand Registration or a Coinvestor Demand Registration.

                "Demand Registration Offeree Party" has the meaning assigned to such term in Section 3(c).

                "Demanding Holder" means the Holder who has exercised its right to a Demand Registration under Section 3(a) hereof or Section 3(b) hereof, as the case may be.

                "Exchange Act" means the Securities and Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

                "Holder" has the meaning assigned such term in Section 2(b).

                "Holders' Counsel" has the meaning assigned such term in Section 7.

                "Indemnified Party" has the meaning assigned such term in
Section 8(c).

                "Indemnifying Party" has the meaning assigned such term in
Section 8(c).

                "Inspector" has the meaning assigned such term in Section 6(a)(viii).

                "Liquidity Date" shall mean the earlier of (i) the closing date of the initial sale by Wellspring of any of its Registrable Securities pursuant to an offering registered under the Act, and (ii) January 30, 2005.

                "NASD" has the meaning assigned such term in Section 6(a)(xv).

                "Non-Wellspring Holder" means a Holder other than Wellspring.

                "Person" means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of any such entity.

                "Registrable Securities" means, subject to Section 2(a), each of the following: any shares of Common Stock of the Company held of record by any of the Parties, including, without limitation, any shares of Common Stock of the Company issued or issuable by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.
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                                                                               3

                "Registration Expenses" has the meaning assigned such term in
Section 7.

                "SEC" means the Securities and Exchange Commission.

                "Total Securities" has the meaning assigned to such term in
Section 4(a).

                "Wellspring Demand Registration" has the meaning assigned to such term in Section 3(a).

            2.  Securities Subject to this Agreement.

                (a) Registrable Securities. For the purposes of this Agreement, Registrable Securities will cease to be Registrable Securities when (i) a registration statement covering such Registrable Securities has been declared effective under the Act by the SEC and such Registrable Securities have been disposed of pursuant to such effective registration statement or (ii) Registrable Securities proposed to be sold in a sale have been disposed of pursuant to Rule 144 (or any successor provision then in effect) under the Act.

                (b) Holders of Registrable Securities. A Person is deemed to be a holder of Registrable Securities (a "Holder") whenever such Person (i) is a party to this Agreement (or a permitted transferee thereof) and (ii) owns of record Registrable Securities, or a security convertible into or exercisable or exchangeable for, Registrable Securities, whether or not such conversion, exercise or exchange has actually been effected and disregarding any legal restrictions upon the exercise of such rights. If the Company receives conflicting instructions, notices or elections from two or more persons with respect to the same Registrable Securities, the Company may act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Securities.

            3.  Demand Registration.

                (a) Wellspring Request for Demand Registration. Subject to the provisions of Section 3(c) hereof, at any time after the date hereof, Wellspring may request the registration of Registrable Securities under the Act, and under the securities or blue sky laws of any jurisdiction designated by it (each such registration under this Section 3(a) is referred to herein as a "Wellspring Demand Registration"). Notwithstanding the foregoing, (i) the Company will not be required to effect a Wellspring Demand Registration within the period beginning on the effective date of a registration statement filed by the Company on its behalf and ending on the expiration of any lock-up period (not to exceed 180 days) reasonably required by the underwriters, if any, in connection therewith, and (ii) the Company will not be required to effect more than two Wellspring Demand Registrations under this Section 3(a) on Form S-1 (or an equivalent form) but Wellspring may request registration of all or any portion of its Registrable Securities on Form S-3 or any similar short-form registration (if the Company then qualifies for use thereof) without limitation. For purposes of
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                                                                               4

clause (ii) of the preceding sentence, any Wellspring Demand Registration request withdrawn by Wellspring shall not be counted as one Wellspring Demand Registration. Each such request for a Wellspring Demand Registration shall specify the amount of the Registrable Securities proposed to be sold, the intended method of disposition thereof and the jurisdictions in which registration is desired. Upon a request for a Wellspring Demand Registration, the Company shall promptly take such steps as are necessary or appropriate to prepare for the registration of the Registrable Securities to be registered. The Company shall include in such registration all Registrable Securities requested to be included by Wellspring, and by each other Holder, as applicable, to the extent the Company has received a written request for inclusion therein during the Demand Registration Notice Period (as defined herein). Each such request will also specify the number of Registrable Securities to be registered, the intended method of disposition thereof and the jurisdictions in which registration is desired. Subject to Section 3(f) hereof, the Company shall be entitled to include in any registration statement and offering made pursuant to a Wellspring Demand Registration, authorized but unissued shares of Common Stock or shares of Common Stock held by stockholders other than the Holders; provided, that such inclusion shall be permitted only to the extent that it is pursuant to and subject to the terms of the underwriting agreement or arrangements, if any, entered into by Wellspring in exercising the Wellspring Demand Registration rights.

                (b) CIP and Ontario Requests for Demand Registration. Subject to the provisions of Section 3(c) hereof, at any time following the Liquidity Date, each of CIP and Ontario may request the registration of Registrable Securities under the Act, and under the securities or blue sky laws of any jurisdiction designated by it (each such registration under this Section 3(b) is referred to herein as a "Coinvestor Demand Registration"). Notwithstanding the foregoing,
(i) the Company will not be required to effect a Coinvestor Demand Registration within the period beginning on the effective date of a registration statement filed by the Company on its behalf and ending on the expiration of any lock-up period (not to exceed 180 days) reasonably required by the underwriters, if any, in connection therewith, (ii) the Company will not be required to effect more than one such Coinvestor Demand Registration under this Section 3(b) where CIP is the Demanding Holder, and (iii) the Company will not be required to effect more than one Coinvestor Demand Registration under this Section 3(b) where Ontario is the Demanding Holder. For purposes of the preceding sentence, any Coinvestor Demand Registration request withdrawn by the Demanding Holder thereof shall not be counted as such Demanding Holder's Coinvestor Demand Registration. Each such request for a Coinvestor Demand Registration shall specify the amount of the Registrable Securities proposed to be sold, the intended method of disposition thereof and the jurisdictions in which registration is desired. Upon a request for a Coinvestor Demand Registration, the Company shall promptly take such steps as are necessary or appropriate to prepare for the registration of the Registrable Securities to be registered. The Company shall include in such registration all Registrable Securities requested to be included by the
Demanding Holder, and by each other Holder, as applicable, to the extent the Company has received a written request for inclusion therein during the Demand Registration Notice Period (as defined herein). Each such request will also specify the number of Registrable Securities to be registered, the intended method of disposition thereof and
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                                                                               5

the jurisdictions in which registration is desired. Subject to Section 3(f) hereof, the Company shall be entitled to include in any registration statement and offering made pursuant to a Coinvestor Demand Registration, authorized but unissued shares of Common Stock or shares of Common Stock held by stockholders other than the Holders; provided, that such inclusion shall be permitted only to the extent that it is pursuant to and subject to the terms of the underwriting agreement or arrangements, if any, entered into by the Demanding Holder in exercising its Coinvestor Demand Registration rights.

                (c) Piggy-Back Rights of Other Holders; Demand Registrations. In the event that a Demanding Holder desires to request a Demand Registration pursuant to Sections 3(a) or 3(b) hereof, such Demanding Holder shall first give, seven (7) Business Days prior to such request, an offer (a "Demand Registration Piggy-Back Offer") to each other Holder (each a "Demand Registration Offeree Party") to participate in such registration by including a portion of such Demand Registration Offeree Party's Registrable Securities in the request for the Demand Registration. Upon the giving of the Demand Registration Piggy-Back Offer, the offer made therein to the Demand Registration Offeree Party shall be irrevocable unless and until the rights provided for therein shall be waived or the Demand Registration request shall be withdrawn or the relevant registration statement terminated. The right of each Demand Registration Offeree Party to participate in the Demand Registration under this
Section 3(c) shall be exercisable by delivering written notice thereof, within ten (10) Business Days after receipt of such Demand Registration Piggy-Back Offer (the "Demand Registration Notice Period"), to the Demanding Holder, with a copy to the Company, indicating the number of Shares the Demand Registration Offeree Party desires to include in such Demand Registration. The failure of such Demand Registration Offeree Party to respond within the Demand Registration Notice Period shall be regarded as a rejection of the offer to participate in such registration as contemplated by the Demand Registration Piggy-Back Offer and shall be deemed to be a waiver of its rights under this Section 3 with respect to such Demand Registration.

                (d) Effective Demand Registration. The Company shall use its best efforts to cause any such Demand Registration to become effective not later than ninety (90) days after it receives a request under Section 3(a) or Section 3(b), as the case may be.

                (e) Expenses. In any registration initiated as a Demand Registration, the Company shall pay all Registration Expenses in connection therewith, whether or not such requested Demand Registration becomes effective.

                (f) Underwriting Procedures. If the Demanding Holder so elects, the offering of such Registrable Securities pursuant to such requested Demand Registration shall be in the form of a firm commitment underwritten offering and the managing underwriter or underwriters selected for such offering shall be the Approved Underwriter selected in accordance with Section 3(g). In such event, if the Approved Underwriter advises the Company in writing that, in its opinion, the aggregate amount of such Registrable Securities requested to be included in such offering is sufficiently large to have a material adverse effect on the success of such offering (including an
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                                                                               6

adverse effect on the price thereof), then the Company shall include in such registration only the aggregate amount of Registrable Securities that in the opinion of the Approved Underwriter may be sold without any such effect on the success of such offering (the "Approved Underwriter Amount"), and (i) in the case of a Wellspring Demand Registration, (a) each Holder shall be entitled to have included in such registration Registrable Securities equal to its pro rata portion of the Approved Underwriter Amount, as based on the amounts of Registrable Securities sought to be registered by the Holders in their requests for participation in the requested Wellspring Demand Registration and (b) to the extent that the number of Registrable Securities to be included by the Holders is less than the Approved Underwriter Amount, the Company or stockholders other than the Holders shall be entitled to have included securities that are proposed to be registered in accordance with the last sentence of Section 3(a), and (ii) in the case of a Coinvestor Demand Registration, (a) the Demanding Holder shall be entitled to have included in such registration the number of Registrable Securities which it seeks to include therein, up to the Approved Underwriter Amount, (b) to the extent that the number of Registrable Securities to be included by the Demanding Holder is less than the Approved Underwriter Amount, each other Holder shall be entitled to have included in such registration Registrable Securities equal to its pro rata portion of the excess of the Approved Underwriter Amount over the amount sought to be included therein by the Demanding Holder, as based on the amounts of Registrable Securities sought to be registered by such other Holders in their requests for participation in the requested Demand Registration and (c) to the extent that the number of Registrable Securities to be included by the Demanding Holder and the other Holders is less than the Approved Underwriter Amount, the Company or stockholders other than the Holders shall be entitled to have included securities that are proposed to be registered in accordance with the last sentence of Section 3(b).

                (g) Selection of Underwriters. If any requested Demand Registration is in the form of an underwritten offering, the Demanding Holder shall select and obtain an investment banking firm of national reputation to act as the managing underwriter of the offering (the "Approved Underwriter").

            4.  Piggy-Back Registration.

                (a) Piggy-Back Rights. If the Company proposes to file a registration statement under the Act with respect to an offering by the Company for its own account or for the account of any other stockholder (other than a registration statement filed pursuant to Sections 3(a) or 3(b) hereof) of any class of security (other than a registration statement solely on Form S-4 or S-8 (or any successor form thereto, but without including a red herring prospectus) under the Act), then the Company shall give written notice of such proposed filing (a "Preliminary Notice") to Wellspring and, if such registration statement is proposed to be filed on or after the Liquidity Date, to each of CIP and Ontario, at least forty-five (45) days before the anticipated filing date, and such Preliminary Notice shall (i) describe in detail the proposed registration and distribution (including those jurisdictions where registration under the securities or blue sky laws is intended) and (ii) offer Wellspring and, if such registration statement is proposed to be filed on or after the Liquidity Date, each of CIP and Ontario, the opportunity to include some or all of its Registrable Securities in such registration (the
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                                                                               7

offer contained in the Preliminary Notice is referred to as the "Preliminary Piggy-Back Offer"). The Preliminary Notice shall also state that acceptance of the offer must (i) be in writing, (ii) state the number of Registrable Securities proposed to be registered by such Holder, and (iii) be received by the Company within ten (10) Business Days after receipt of such Preliminary Notice (such ten business day period being referred to as the "Preliminary Acceptance Period"). The failure of any party entitled to receive a Preliminary Notice pursuant to this Section 4(a) (each, a "Preliminary Offeree") to respond to such notice prior to the expiration of the Preliminary Acceptance Period shall be regarded as a rejection of the offer to participate in such registration as contemplated by the Preliminary Piggy-Back Offer and shall be deemed to be a waiver of its rights under this Section 4(a) with respect to such Preliminary Piggy-Back Offer.

                (b) Piggy-Back Rights of Other Holders for Company Registrations. If any Preliminary Offeree notifies the Company during the Preliminary Acceptance Period that it wishes to include some or all of its Registrable Securities in such registration, the Company shall deliver to each Holder who is not then a Preliminary Offeree (for the purposes of this subclause, each a "Piggy-Back Registration Offeree Party"), within ten (10) Business Days following the expiration of the Preliminary Acceptance Period, a notice (a "Piggy-Back Registration Notice") which shall (i) describe in detail the proposed registration and distribution (including those jurisdictions where registration under the securities or blue sky laws is intended), (ii) identify the number of Registrable Securities proposed to be included in such registration by each Preliminary Offeree (including the percentage of such Preliminary Offeree's Registrable Securities represented by such Registrable Securities) and (iii) offer each Piggy-Back Registration Offeree Party the opportunity to include in such registration up to the same percentage of such Piggy-Back Registration Offeree Party's Registrable Securities as the percentage proposed to be included by the Preliminary Offeree proposing to include in such registration the highest percentage of its Registrable Securities (the offer contained in the Piggy-Back Registration Notice is referred to as the "Piggy-Back Offer"). The Piggy-Back Registration Notice shall also state that acceptance of the Piggy-Back Offer must (i) be in writing, (ii) state the number of Registrable Securities proposed to be registered by such Piggy-Back Registration Offeree Party, and (iii) be received by the Company within ten (10) Business Days after receipt of such Piggy-Back Registration Notice (the "Piggy-Back Registration Notice Period"). The failure of any Piggy-Back Registration Offeree Party to respond within the Piggy-Back Registration Notice Period shall be regarded as a rejection of the offer to participate in the Piggy-Back Offer and shall be deemed to be a waiver of its rights under this
Section 4(b) with respect to such Piggy-Back Offer. If no Preliminary Offeree notifies the Company during the Preliminary Acceptance Period that it wishes to include some or all of its Registrable Securities in such registration, the Company shall not be required to give a Piggy-Back Registration Notice to the other Holders and the other Holders shall not be entitled to participate in such registration.

                (c) Registration Procedure for Piggy-Back Registrations. Subject to the terms of this Section 4, the Company shall use its best efforts (within thirty (30) days of the notice provided for in the preceding sentence) to cause the managing underwriter or underwriters of an underwritten offering (the "Company

Underwriter") to permit the Holders to include the Registrable Securities of the Holders in such offering on the same terms and conditions as the securities of the Company included therein. Notwithstanding the foregoing, if the Company Underwriter delivers a written opinion to the Holders seeking to participate in such registration that the total amount of securities which they and the Company intend to include in such offering (the "Total Securities") is sufficiently large so as to have a material adverse effect on the distribution of the Total Securities, then the Company shall include in such registration, to the extent of the number of Registrable Securities which the Company is so advised can be sold in (or during the time of) such offering, first, all Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock that the Company proposed to register for its own account, and second, all securities proposed to be registered by the Holders and each other stockholder for whose account such registration statement was to be filed which shall be reduced on a pro-rata basis (based upon the number of shares proposed to be registered).

                (d) Expenses. The Company shall bear all Registration Expenses in connection with any registration pursuant to this Section 4.

            5.  Holdback Agreements.

                (a) Restrictions on Public Sale by Holders. To the extent not inconsistent with applicable law, the Holders agree not to effect any public sale or distribution of any Registrable Securities being registered or of any securities convertible into or exchangeable or exercisable for such Registrable Securities, including a sale pursuant to Rule 144 under the Act, during the ninety (90) day period (or such longer period as Wellspring agrees to be bound by) beginning on the effective date of such Demand Registration or Piggy-Back Registration or other underwritten offering (except as part of such registration), if and to the extent requested by the Company Underwriter, in the case of an underwritten public offering.

                (b) Restrictions on Public Sale by the Company. The Company agrees not to effect any public sale or distribution of any of its securities for its own account (except pursuant to registrations on Form S-4 or S-8 (or any successor form thereto) under the Act) during the ninety (90) day period beginning on the later of (i) the effective date of any registration statement in which the Holders are participating and (ii) the commencement of a public distribution of Registrable Securities pursuant to such registration statement.

            6.  Registration Procedures.

                (a) Obligations of the Company. Whenever registration of Registrable Securities has been requested pursuant to Section 3 or 4 of this Agreement, the Company shall use its best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of distribution thereof as quickly as practicable, and in connection with any such request, the Company shall, as expeditiously as possible:
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                                                                               9

                      (i) prepare and file with the SEC (in any event not later than forty-five (45) Business Days after receipt of a request to file a registration statement with respect to Registrable Securities) a registration statement on any form on which registration is requested for which the Company then qualifies, which counsel for the Company and Holders' Counsel shall deem appropriate and which shall be available for the sale of such Registrable Securities in accordance with the intended method of distribution thereof, and use its best efforts to cause such registration statement to become effective; provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall (A) provide Holders' Counsel with an adequate and appropriate opportunity to participate in the preparation of such registration statement and each prospectus included therein (and each amendment or supplement thereto) to be filed with the SEC, which documents shall be subject to the review of Holders' Counsel, and (B) notify Holders' Counsel and each seller of Registrable Securities pursuant to such registration statement of any stop order issued or threatened by the SEC and take all reasonable action required to prevent the entry of such stop order or to remove it if entered;

                      (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than twenty-four (24) months, such longer period as is requested by Wellspring, to the extent permitted under Rule 415 under the Act, or such other period which will terminate when all Registrable Securities covered by such registration statement have been sold (but not before the expiration of the ninety (90) day period referred to in Section 4(3) of the Act and Rule 174 thereunder, if applicable), and comply with the provisions of the Act with respect to the disposition of all Registrable Securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

                      (iii) as soon as reasonably possible, furnish to each seller of Registrable Securities, prior to filing a registration statement, copies of such registration statement as it is proposed to be filed, and thereafter such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as any such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

                      (iv) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller of Registrable Securities may request, and to continue such qualification in effect in each such jurisdiction for as long as is permissible pursuant to the laws of such jurisdiction, or for as long as any such seller requests or until all of such Registrable Securities are sold, whichever is shortest, and do any and all other acts and things which may be reasonably necessary or advisable to enable any such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, however, that the Company shall not be required to (A) qualify
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                                                                              10

generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 6(a)(iv), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction;

                      (v) use its best efforts to obtain all other approvals, covenants, exemptions or authorizations from such governmental agencies or authorities as may be necessary to enable the sellers of such Registrable Securities to consummate the disposition of such Registrable Securities;

                      (vi) notify each seller of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and the Company shall promptly prepare a supplement or amendment to such prospectus and furnish to each such seller a reasonable number of copies of a supplement to or amendment of such prospectus as may be necessary so that, after delivery to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

                      (vii) enter into and perform customary agreements (including an underwriting agreement in customary form with the Approved Underwriter or Company Underwriter, if any, selected as provided in Section 3 or
4) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;

                      (viii) make available for inspection by any seller of Registrable Securities, any managing underwriter participating in any disposition pursu ant to such registration statement, Wellspring's Counsel and any attorney, accountant or other agent retained by any such seller or any managing underwriter (each, an "Inspector" and, collectively, the "Inspectors"), all financial and other records, per tinent corporate documents and properties of the Company and any subsidiaries thereof as may be in existence at such time (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's and any subsidiaries' officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Inspector in connection with such registration statement;

                      (ix)   obtain a "cold comfort" letter from the
Company's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters, as Holders' Counsel or the managing underwriter reasonably request;

                      (x) furnish, at the request of any seller of Registrable Securities on the date such securities are delivered to the underwriters for sale pursuant to such registration or, if such securities are not being sold through underwriters, on the date the registration statement with respect to such securities becomes effective, an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the seller making such request, covering such legal matters with respect to the registration in respect of which such opinion is being given as such seller may reasonably request and as are customarily included in such opinions;

                      (xi) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable but no later than fifteen (15) months after the effective date of the registration statement, an earnings statement covering a period of twelve (12) months beginning after the effective date of the registration statement, in a manner which satisfies the provisions of
Section 11(a) of the Act;

                      (xii) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed, subject to the satisfaction of the applicable listing requirements of each such exchange;

                      (xiii) keep each seller of Registrable Securities advised as to the initiation and progress of any registration under Section 3 or 4 hereunder;

                      (xiv) provide officers' certificates and other customary closing documents;

                      (xv) cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD") or any stock exchange or other governmental or non-governmental regulatory agency; and

                      (xvi) use its best efforts to take all other steps necessary to effect the registration of the Registrable Securities contemplated hereby.

                (b) Seller Information. The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request in writing.

                (c) Notice to Discontinue. Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6(a)(vi), the Company's obligations pursuant to this Agreement shall be suspended for a period not to exceed 60 days and such Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 6(a)(vi) and, if so directed by the Company, such Holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such registration statement shall be maintained effective pursuant to this Agreement (including, without limitation, the period referred to in Section 6(a)(ii)) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(a)(vi) to and including the date when the Holder shall have received the copies of the supplemented or amended prospectus contemplated by and meeting the requirements of Section 6(a)(vi).

            7. Registration Expenses. The Company shall pay all expenses (other than underwriting discounts and commissions) arising from or incident to the performance of, or compliance with, this Agreement, including, without limitation, (a) SEC, stock exchange and NASD registration and filing fees, (b) all fees and expenses incurred in complying with securities or blue sky laws (including, without limitation, reasonable fees, charges and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (c) all printing, messenger and delivery expenses, (d) the fees, charges and disbursements of counsel to the Company and of its independent public accountants and any other accounting and legal fees, charges and expenses incurred by the Company (including, without limitation, any expenses arising from any special audits incident to or required by any registration or qualification) and (e) any liability insurance or other premiums for insurance obtained (which insurance the Company agrees to use its best efforts to obtain upon the reasonable request of any seller of Registrable Securities) and the reasonable fees, charges and expenses of any special experts (provided that a seller of Registrable Securities shall give notice to the Company, as soon as practicable, of the retention of any such special experts) retained in connection with any requested Demand Registration or Piggy-Back registration pursuant to the terms of this Agreement, regardless of whether the registration statement filed in connection with such registration is declared effective. In connection with each registration hereunder, the Company shall reimburse the Holders for the reasonable fees, charges and disburse ments of a single law firm ("Holders' Counsel") designated by the Holders holding in the aggregate a majority of the Registrable Securities included in any such registration to represent each of the Holders with respect to such registration. All of the expenses described in this Section 7 are referred to in this Agreement as "Registration Expenses."

            8.  Indemnification; Contribution.

                (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Holder, its directors, officers, partners, employees, advisors and agents, and each Person who controls (within the meaning of the Act or the Exchange Act) such Holder, to the extent permitted by law, from and against any and all losses, claims, damages, expenses (including, without limitation, reasonable costs of investigation and fees, disbursements and other charges of counsel) or other liabilities resulting from or arising out of or based upon any untrue, or alleged untrue, statement of a material fact contained in any registration statement, prospectus or preliminary prospectus or notification or offering circular (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein. The Company shall also indemnify any underwriters of the Registrable Securities, their officers, directors and employees, and each Person who controls any such underwriter (within the meaning of the Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities.

                (b) Indemnification by Holders. In connection with any registration in which a Holder is participating pursuant to Section 3 or 4 hereof, each such Holder, as applicable, shall furnish to the Company in writing such information with respect to such Holder, as applicable, as the Company may reasonably request or as may be required by law for use in connection with any registration statement or prospectus to be used in connection with such registration and each Holder agrees to indemnify and hold harmless the Company, any underwriter retained by the Company and their respective directors, officers, employees and each Person who controls (within the meaning of the Act and the Exchange Act) the Company or such underwriter to the same extent as the foregoing indemnity from the Company to the Holders (subject to the proviso to this sentence and applicable law), but only with respect to any such information furnished in writing by such Holder expressly for use therein; provided, however, that the liability of any Holder under this Section 8(b) and 8(d) shall be limited to the amount of the net proceeds received by such Holder in the offering giving rise to such liability.

                (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder (the "Indemnified Party") agrees to give prompt written notice to the indemnifying party (the "Indemnifying Party") after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, that, the failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability that it may have to the Indemnified Party hereunder unless materially prejudiced by such delay. If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action within 10 days with counsel satisfactory to the Indemnified Party in its reasonable judgment, (iii) the Indemnified Party reasonably determines after consulting with counsel, that either (A) representation of such Indemnified Party and the Indemnifying Party by the same counsel may be inappropriate under applicable standards of professional conduct or (B) there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party. In either of such cases the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party. Unless the provisions of clause (ii) of the preceding sentence apply, no Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall settle any matter for which indemnification is deemed hereunder unless such settlement includes solely the payment of money and the Indemnified Party receives an unconditional release from all liability in connection therewith. The rights accorded to any Indemnified Party hereunder shall be in addition to any rights that such Indemnified Party may have at common law, by separate agreement or otherwise.

                (d) Contribution. If the indemnification provided for in Section 8(a) from the Indemnifying Party is unavailable to an Indemnified Party in respect of any losses, claims, damages, expenses or other liabilities referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, expenses or other liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such losses, claims, damages, expenses or other liabilities, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the Indemnifying Party's and Indemnified Party's relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, expenses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 8(a), 8(b) and 8(c), any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable con siderations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution pursuant to this
Section 8(d).

                9. Rule 144; Other Exemptions. The Company covenants that it shall file any reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the SEC thereunder, and that it shall take such further action as any of the Parties may reasonably request (including, but not limited to, providing any information necessary to comply with Rules 144 and 144A under the Act), all to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Act within the limitation of the exemptions provided by (a) Rule 144 or Rule 144A under the Act, as such rules may be amended from time to time, or (b) any other rules or regulations now existing or hereafter adopted by the SEC. The Company shall, upon the request of any Holder, deliver to such Holder a written statement as to whether the Company has complied with such requirements. Nothing in this Section 9 shall be deemed to grant to any Party any right to dispose of its Registrable Securities (whether pursuant to Rule 144 or Rule 144A or otherwise) where such disposition is prohibited under the terms of the Shareholders' Agreement.

            10. Miscellaneous.

                (a) Recapitalizations, Exchanges, etc. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Company's Common Stock, to any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Common Stock and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.

                (b) No Inconsistent Agreements; Other Registration Rights. The Company shall not enter into any agreement with respect to its securities that is inconsistent with or adversely affects the rights granted to the Holders in this Agreement. The Company shall not grant any other Person registration rights without the written consent of Wellspring. If the Company shall at any time hereafter provide to any holder of any securities of the Company rights with respect to the registration of such securities and such rights are provided on terms or conditions more favorable to such holder than the terms and conditions applicable to the Holders herein, the Company shall provide (by way of amendment to this Agreement or otherwise) such more favorable terms or conditions to the Holders under this Agreement.

                (c) Remedies. The Holders, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of their rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate.

                (d) Amendments and Waivers. Except as otherwise provided herein, any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any Party from the terms and provisions of this Agreement, shall be effective upon the prior written consent of all of the Parties.

                (e) Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

                (i)   if to Wellspring:

                      c/o  Wellspring Capital Management LLC
                      620 Fifth Avenue, Suite 216
                      New York, New York 10020-1579
                      Telecopier No.:  (212) 337-7575
                      Attention:  David C. Mariano

                      with a copy to:

                      Paul, Weiss, Rifkind, Wharton & Garrison
                      1285 Avenue of the Americas
                      New York, New York 10019-6064
                      Telecopier No.:  (212) 757-3990
                      Attention: Robert Drain, Esq.

                (ii)  if to CIP:

                      Co-Investment Partners, L.P.
                      660 Madison Avenue, 23rd Floor
                      New York, New York 10021
                      Telecopier No.:  (212) 754-1494
                      Attention:  Christian A. Melhado

                      with a copy to:

                      Kramer Levin Naftalis & Frankel
                      919 Third Avenue
                      New York, New York 10022
                      Telecopier No.:  (212) 715-8000
                      Attention:  Michael Nelson, Esq.

                (iii) if to Ontario:

                      Ontario Teachers' Pension Plan Board
                      5650 Yonge Street, 5th floor
                      Toronto, Ontario M2M 4H5
                      Canada
                      Attention:  Dean Metcalf
                      Telecopy:  (416) 730-5374
                      with a copy to:

                      Cleary Gottlieb Steen & Hamilton
                      One Liberty Plaza
                      New York, NY 10006-1470
                      Attention:  Filip Moerman, Esq.

                 (iv) if to the Company:

                      Paragon Trade Boards, Inc.
                      180 Technology Parkway
                      Norcross, GA 30092
                      Telecopier No.:  (678) 969-5001
                      Attention:  Bobby Abraham

                  (v) if to an Other Shareholder, to the address set forth in the Other Shareholder Acknowledgement executed by such Other Shareholder.

                All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; five Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

                (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto; provided, however, that the registration rights and the other obligations of the Company contained in this Agreement shall, with respect to any Registrable Security, be automatically transferred from a Holder to any subsequent holder of such Registrable Security (including any pledgee). Notwithstanding any transfer of such rights, all of the obligations of the Company hereunder shall survive any such transfer and shall continue to inure to the benefit of all transferees.

                (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                (i) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of law of such State.

                (j) Jurisdiction. Each party to this Agreement hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby may be brought in the Federal or State courts located in the State of New York, City of New York, County of New York and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth in Section 10(e), such service to become effective 10 days after such mailing.

                (k) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, it being intended that all of the rights and privileges of the Holders shall be enforceable to the fullest extent permitted by law.

                (l) Rules of Construction. Unless the context otherwise requires, "or" is not exclusive, and references to sections or subsections refer to sections or subsections of this Agreement.

                (m) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings in respect of the subject matter contained herein, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                (n) Further Assurances. Each of the parties shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

                (o) Other Shareholders. Subject to the consent of each of the Company and Wellspring, any other stockholder of the Company may become a party hereto, and shall have the rights and be subject to the obligations of an Other Shareholder hereunder, by executing and delivering to the Company, with a copy to each of Wellspring, CIP and Ontario, the Other Shareholder Acknowledgement which follows the signature page hereof.

            IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized on the date first above written.


                          PTB ACQUISITION COMPANY, LLC


                          By: /s/ Carl M. Stanton
                          -----------------------
                          Name: Carl M. Stanton
                          Title: Vice President


                          CO-INVESTMENT PARTNERS, L.P.
                          By: CIP Partners LLC, its general partner

                          By: /s/ Christian A. Melhado
                          ----------------------------
                          Name:  Christian A. Melhado
                          Title: Member


                          ONTARIO TEACHERS PENSION PLAN
                          BOARD

                          By: /s/ Dean Metcalf
                          --------------------
                          Name:  Dean Metcalf
                          Title: Portfolio Manager


                          PARAGON TRADE BRANDS, INC.


                          By: /s/ Alan J. Cyron
                          ---------------------
                          Name:  Alan J. Cyron
                          Title: Chief Financial Officer

                        OTHER SHAREHOLDER ACKNOWLEDGEMENT

           THE UNDERSIGNED, has received a copy of and has reviewed the foregoing Registration Rights Agreement and agrees to become a party thereto and be bound thereby as an Other Shareholder (as defined therein) as of the date set forth below:


Date:_________ __, 20__   ________________________________________
                        Name: ___________________________
                        Address: ________________________
                                 ________________________
                                 ________________________
                       Telecopier:_______________________